As filed with the Securities and Exchange Commission on August 1, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STARBUCKS CORPORATION

(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	91-1325671 (I.R.S. Employer Identification Number)

2401 Utah Avenue South

Seattle, Washington 98134

(206) 447-1575

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bradley E. Lerman

executive vice president, chief legal officer

Starbucks Corporation

2401 Utah Avenue South

Seattle, Washington 98134

(206) 447-1575

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Justin “J.T.” Ho

Cleary Gottlieb Steen & Hamilton LLP

650 California St., Suite 2400

San Francisco, California 94108

(415) 796-4400

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

STARBUCKS CORPORATION

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

SUBSCRIPTION RIGHTS

PURCHASE CONTRACTS

UNITS

We or selling security holders may from time to time offer to sell our debt securities, common stock or preferred stock, either separately or represented by warrants, subscription rights or purchase contracts, as well as units that include any of these securities or securities of other entities. The debt securities may consist of debentures, notes, or other types of debt. Our common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “SBUX.” The closing price of our common stock on July 31, 2025 was $89.16 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange. The debt securities, preferred stock, warrants, and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock, other securities of ours, or debt or equity securities of one or more other entities.

We or selling security holders may offer and sell these securities to or through one or more underwriters, dealers, or agents, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by security holders. We will provide specific terms of any securities to be offered in supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” INCLUDED IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS FOR A DISCUSSION OF THE FACTORS YOU SHOULD CAREFULLY CONSIDER BEFORE DECIDING TO PURCHASE THESE SECURITIES. ALSO SEE “RISK FACTORS” ON PAGE 5 OF THIS REGISTRATION STATEMENT.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 1, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. By using a shelf registration statement, we or selling security holders may sell, at any time and from time to time in one or more offerings, any combination of the securities described in this prospectus.

We have not authorized anyone to provide you with any additional information or any information that is different from that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus provided in connection with an offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus is accurate as of any date other than that date, unless we otherwise note in this prospectus or any accompanying prospectus supplement.

This prospectus provides you with a general description of the securities we or a selling security holder may offer. Each time we or a selling security holder sells securities, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement also may add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.

The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. You may obtain copies of these documents as described below under the heading “Where You Can Find More Information.”

Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “Starbucks,” “Registrant,” “we,” “us,” and “our” refer to Starbucks Corporation and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements, and amendments to reports filed or furnished pursuant to Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding Starbucks Corporation and other companies that file materials electronically with the SEC. Copies of our periodic and current reports and proxy statements may be obtained, free of charge, on our website at http://investor.starbucks.com. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at or through such Internet address into this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby incorporate by reference the documents listed below. Information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	Our Annual Report on Form 10-K for the fiscal year ended September 29, 2024, filed on November 20, 2024 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 24, 2025, incorporated by reference therein);

●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 29, 2024, March 30, 2025 and June 29, 2025 filed with the SEC on January 28, 2025, on April 29, 2025 and on July 29, 2025, respectively;

●	Our Current Reports on Form 8-K filed with the SEC on November 21, 2024, on January 16, 2025, on March 4, 2025 (excluding any information furnished pursuant to Item 7.01 and Exhibit 99.1 thereto), as amended on March 7, 2025, on March 14, 2025, on April 23, 2025, on May 8, 2025, on June 4, 2025 (excluding any information furnished pursuant to Item 7.01 and Exhibit 99.1 thereto), on June 16, 2025, on June 26, 2025, on June 30, 2025 and on July 2, 2025;

●	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 26, 2001, and any amendment or report updating that description, including the description contained in Exhibit 4.34 to our Annual Report on Form 10-K for the year ended September 29, 2024; and

●	Future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities made under this prospectus; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized in and incorporated by reference into this prospectus, if such person makes a written or oral request directed to:

Starbucks Corporation

Investor Relations Department

2401 Utah Avenue South, Mailstop IR

Seattle, WA 98134

investorrelations@starbucks.com

http://investor.starbucks.com

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including documents incorporated herein by reference, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding guidance, industry prospects, or future results of operations or financial position, made in or incorporated by reference into this prospectus are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons, including, among others, our ability to preserve, grow, and leverage our brands, including the risk of negative responses by consumers (such as boycotts or negative publicity campaigns), governmental actors (such as retaliatory or threatened legislative treatment or other actions), or other third parties who object to certain actions taken or not taken by the Company, whose responses could adversely affect our brand value; the impact of our marketing strategies, promotional and advertising plans, pricing strategies, platforms, reformulations, innovations, or customer experience initiatives or investments; the costs and risks associated with, and the successful and timely execution and effects of, our existing and any future business opportunities, expansions, initiatives, strategies, investments, and plans, including our “Back to Starbucks” plan; the costs and risks associated with, and the successful execution and effects of, strategic changes to our ownership and operating structure, including as a result of acquisitions, divestitures, or entry into joint ventures; our ability to align our investment efforts with our strategic goals; changes in consumer preferences, demand, consumption, or spending behavior, including due to shifts in demographic or health and wellness trends, reduction in discretionary spending and price increases, and our ability to anticipate or react to these changes; the ability of our business partners, suppliers, and third-party providers to fulfill their responsibilities and commitments, the potential negative effects of reported incidents involving food- or beverage-borne illnesses, tampering, adulteration, contamination, or mislabeling; our ability to open new stores and efficiently maintain the attractiveness of our existing stores; our dependence on the financial performance of our North America operating segment, and our increasing dependence on certain international markets; our anticipated cash requirements and operating expenses, including our anticipated total capital expenditures; inherent risks of operating a global business, including changing conditions in our markets, local factors affecting store openings, protectionist trade or foreign investment policies, such as imposed or threatened to be imposed tariffs and other trade controls, economic or trade sanctions, compliance with local laws and other regulations, and local labor policies and conditions, including labor strikes and work stoppages; higher costs, lower quality, or unavailability of coffee, dairy, cocoa, energy, water, raw materials, or product ingredients; the potential impact on our supply chain and operations of adverse weather conditions, natural disasters, or significant increases in logistics costs; the ability of our supply chain to meet current or future business needs and our ability to scale and improve our forecasting, planning, production, and logistics management; a worsening in the terms and conditions upon which we engage with our manufacturers and source suppliers, whether resulting from broader local or global conditions or dynamics specific to our relationships with such parties; the impact of unfavorable global or regional economic conditions and related economic slowdowns or recessions, low consumer confidence, high unemployment, weak credit or capital markets, budget deficits, burdensome government debt, austerity measures, higher interest rates, higher taxes, international trade disputes, government restrictions, geopolitical instability, higher inflation, or deflation; failure to meet our announced guidance or market expectations and the impact thereof; failure to attract or retain key executive or partner talent or successfully onboard or transition executives; the impacts of partner investments, business transformation initiatives, including those related to our workforce, and changes in the availability and cost of labor, including any union organizing efforts and our responses to such efforts; the impact of foreign currency translation, particularly a stronger U.S. dollar; the impact of, and our ability to respond to, substantial competition from new entrants, consolidations by competitors, and other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing, or free goods), marketing, category expansion, product introductions, or entry or expansion in our geographic markets; potential impacts of climate change; evolving corporate governance and public disclosure regulations and expectations; the potential impact of activist shareholder actions or tactics; failure to comply with applicable laws and changing legal and regulatory requirements; the impact or likelihood of significant legal disputes and proceedings or government investigations; potential negative effects of, and our ability to respond to, a material failure, inadequacy, or interruption of our information technology systems or those of our third-party business partners or service providers, or failure to comply with data protection laws; and our ability to adequately protect our intellectual property or adequately ensure that we are not infringing the intellectual property of others. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are described in greater detail in the section below, and in the section of any accompanying prospectus supplement, entitled “Risk Factors.” Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”

THE COMPANY

Starbucks is the premier roaster, marketer, and retailer of specialty coffee globally, with a presence in 88 markets worldwide. Formed in 1985, Starbucks Corporation’s common stock trades on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “SBUX.” We purchase and roast high-quality coffees that we sell, along with handcrafted coffee, tea, and other beverages and a variety of high-quality food items through company-operated stores. We also sell a variety of coffee and tea products and license our trademarks through other channels, such as licensed stores as well as grocery and foodservice, primarily through our Global Coffee Alliance established with Nestlé S.A. and other partnerships and joint ventures. In addition to our flagship Starbucks Coffee® brand, we sell goods and services under the following brands: Teavana®, Ethos®, and Starbucks Reserve®.

Our primary objective is to maintain Starbucks standing as one of the most recognized and respected brands in the world. We believe the continuous investments in our brand and operations will deliver long-term targeted revenue and income growth. This includes expansion of our global store base, adding stores in both existing, developed markets such as the U.S. and in higher growth markets, as well as optimizing the mix of company-operated and licensed stores around the world. In addition, by leveraging experiences gained through our stores and elsewhere, we continue to drive beverage, equipment, process and technology innovation, including in our industry-leading digital platform. We strive to regularly offer consumers new, innovative coffee and other products in a variety of forms, across new categories, diverse channels, and alternative store formats.

We were incorporated in the State of Washington in 1985. Our principal executive offices are located at 2401 Utah Avenue South, Seattle, Washington 98134, and our telephone number is (206) 447-1575. We maintain a website at http://www.starbucks.com. The information on our website is not part of this prospectus supplement.

RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents, or reports included in or incorporated by reference into this prospectus and any accompanying prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, both of which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented, or superseded from time to time by our filings under the Exchange Act. For more information, see the section entitled “Where You Can Find More Information.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include the repurchase of our common stock under our ongoing share repurchase program, business expansion, payment of cash dividends on our common stock or the financing of possible acquisitions. Specific allocations of the proceeds for such purposes have not been made at this time. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of any securities by any selling security holders.

SELLING SECURITY HOLDERS

In addition to covering the offering of the securities described in this prospectus, this prospectus covers the offering of securities by selling security holders. Information about selling security holders, if any, will be set forth in the applicable prospectus supplement, in a post-effective amendment, or in other filings we make with the SEC which are incorporated by reference.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. For a comprehensive description of any series of debt securities being offered to you pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement.

The debt securities will be issued under an indenture, dated as of September 15, 2016, between us and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee, as it may be amended and supplemented from time to time. We have summarized select portions of the indenture below. This summary is not complete, and is qualified in its entirety by reference to the indenture. The indenture has been filed as an exhibit to the registration statement. You should read the indenture for provisions that may be important to you.

A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering of debt securities and will be incorporated by reference in the registration statement of which this prospectus forms a part.

Capitalized terms used in this summary have the meaning specified in the indenture. For purposes of the below summary, “we,” “us” and “our” shall refer only to Starbucks Corporation and shall exclude any of its subsidiaries.

General

Unless otherwise specified in a supplement to this prospectus, the debt securities will be our senior, direct, unsecured obligations and, as such, will rank pari passu in right of payment with all of our existing and future senior unsecured indebtedness and senior in right of payment to all of our subordinated indebtedness. The debt securities will be effectively subordinated to (i) all existing and future indebtedness or other liabilities of our subsidiaries and (ii) all of our existing and future secured indebtedness to the extent of the value of the collateral securing that indebtedness.

The indenture does not limit the aggregate principal amount of debt securities that may be issued under it and provides that debt securities may be issued under it from time to time in one or more series. We may specify a maximum aggregate principal amount for the debt securities of any series.

Unless otherwise specified in the applicable prospectus supplement, the indenture does not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly-leveraged transaction.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the outstanding debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the issue date and, in some cases, the public offering price and the first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities. Any additional debt securities shall be issued under a separate CUSIP number if such additional debt securities are not fungible with the debt securities of other debt securities of its series for U.S. federal income tax purposes.

The applicable prospectus supplement will set forth, among other things:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	whether the debt securities will be senior debt securities or subordinated debt securities, and if they are subordinated debt securities, the terms of the subordination;

●	any limit on the aggregate principal amount of the debt securities and the right, if any, to extend such date or dates;

●	the date or dates on which we will pay the principal on the debt securities;

●	the dates, if any, on which interest on the offered debt securities will be payable, and the regular record date for any interest payable on any offered securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the right, if any, to extend the interest periods and the duration of that extension;

●	the place or places where principal of, and premium and interest on, the debt securities will be payable;

●	the terms and conditions upon which we may redeem the debt securities;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

●	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the designation of the currency or currencies in which payment of principal of, and premium and interest on, the debt securities will be made if other than U.S. dollars;

●	any provisions relating to any security provided for the debt securities;

●	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies in the applicable prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the applicable prospectus supplement relating thereto.

The statements made hereunder relating to the indentures and any debt securities that we may issue are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar, co-registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange (except as otherwise expressly permitted under the indenture), but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days immediately preceding the day of mailing of a notice of redemption for the debt security of that series and ending at the close of business on the day of the mailing; or

●	register the transfer of, or exchange, any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the applicable prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

●	be registered in the name of a depositary that we will identify in a prospectus supplement;

●	be deposited with the depositary or its nominee; and

●	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

●	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and we have not appointed a qualified successor depositary within 90 days of such event;

●	we execute and deliver to the depositary an officer’s certificate to such effect;

●	an event of default with respect to the debt securities represented by such global security shall have happened and is continuing; or

●	any other circumstances described in a prospectus supplement occur.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

Payment and Paying Agent

The provisions of this subsection will apply to the debt securities unless otherwise indicated in the applicable prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.

We may also name any other paying agents in the applicable prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Merger, Consolidation and Sale of Assets

Except as otherwise set forth in the applicable prospectus supplement, we may not, directly or indirectly, consolidate with or merge into any other person or sell, assign, transfer, convey or otherwise dispose of all of, or substantially all of, our properties and assets to any person, unless:

●	we are the surviving entity or the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other U.S. entity;

●	the successor expressly assumes by a supplemental indenture our obligations on the debt securities and under the indenture;

●	immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no default or event of default shall have occurred and be continuing under the indenture; and

●	certain other conditions are met.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

●	default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of that default for a period of 90 days;

●	default in the payment of principal of, or premium on, any debt security of that series when due and payable;

●	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain events of bankruptcy, insolvency or reorganization of our company; and

●	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of such payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment would:

●	reduce the principal of or change the fixed maturity of any debt security or reduce the amount payable or extend the time of payment of any redemption or repurchase of debt securities of a series;

●	reduce the rate (or alter the method of computation) of, or extend the time for payment of, interest (including default interest) on any debt security;

●	waive a default or event of default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

●	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	reduce the percentage in principal amount of debt securities of any series, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify or amend the indenture or to waive any past default.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any existing default under the indenture with respect to that series and its consequences, except a continuing default or default in the payment of the principal of, or premium or any interest on, any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of all of the holders of each outstanding debt security of the series affected; provided, however, that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions, we may omit to comply with certain of the covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include, among other things:

●	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●	delivering to the trustee an opinion of counsel to the effect that the beneficial holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

DESCRIPTION OF COMMON STOCK

The following description of our common stock is a summary of the general terms of our common stock and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Restated Articles of Incorporation (the “Articles of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”), each of which has been filed with the SEC. We encourage you to read our Articles of Incorporation, our Bylaws and the applicable provisions of Washington Business Corporation Act, Title 23B of the Revised Code of Washington, for additional information.

Authorized Capital Shares

Our authorized capital shares consist of 2,400,000,000 shares of common stock, $0.001 par value per share (“common stock”), and 7,500,000 shares of series preferred stock, $0.001 par value per share (“preferred stock”). The outstanding shares of our common stock are fully paid and nonassessable.

Voting Rights

Holders of common stock are entitled to one vote per share on all matters voted on by the stockholders, including the election of directors. Our common stock does not have cumulative voting rights.

Dividend Rights

Subject to the rights of holders of outstanding shares of preferred stock, if any, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors in its discretion out of funds legally available for the payment of dividends.

Liquidation Rights

Subject to the rights of holders of outstanding shares of preferred stock, if any, holders of common stock will share ratably in all assets legally available for distribution to our shareholders in the event of dissolution.

Other Rights and Preferences

Our common stock has no sinking fund or redemption provisions or preemptive, conversion or exchange rights.

Listing

The common stock is traded on Nasdaq under the trading symbol “SBUX.”

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any preferred stock, purchase contracts, subscription rights, warrants or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

We or a selling security holder may sell the offered securities through agents, through underwriters or dealers, through broker-dealers (acting as agent or principal), directly to one or more purchasers, through a combination of any of these methods of sale or through any other methods described in the applicable prospectus supplement. The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on Nasdaq or any other organized market where the securities may be traded.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters, or dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. We will identify the specific plan of distribution, including any underwriters, dealers, agents, or direct purchasers and their compensation in the applicable prospectus supplement.

The applicable prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the name of the agent or any underwriters, the public offering or purchase price and the proceeds we will receive from the sale of the securities, any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters, all other items constituting underwriting compensation, any discounts and commissions to be allowed or re-allowed or paid to dealers and any exchanges on which the securities will be listed.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), of the securities.

If underwriters are used in a sale of the securities in respect of which this prospectus is delivered, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth any managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, a selling security holder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the applicable prospectus supplement the name of the dealer and the terms of the transactions.

We or a selling security holder may directly solicit offers to purchase the securities and we or a selling security holder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the applicable prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

We may enter into agreements with agents, underwriters or dealers which may provide for indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the applicable prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

The applicable prospectus supplement will set forth whether or not an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids.

LEGAL MATTERS

Unless otherwise stated in the applicable prospectus supplement, the validity of any securities offered by this prospectus will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP. Joshua C. Gaul, our vice president, assistant general counsel and corporate secretary, or another Starbucks attorney, may also pass upon the validity of any securities offered by this prospectus. Mr. Gaul beneficially owns, or has the right to acquire under our employee benefit plans, shares of our common stock. Any underwriters will be represented by their own legal counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The financial statements of Starbucks Corporation incorporated by reference in this Prospectus and the effectiveness of Starbucks Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following statement sets forth our expenses in connection with the offering described in this Registration Statement (all of which will be borne by us). All amounts shown are estimated.

SEC registration fee	$	*
Printing expenses		+
Legal fees and expenses		+
Accounting fees and expenses		+
Rating agency fees		+
Miscellaneous expenses		+
Transfer agent, trustee and depositary fees and expenses		+
Total	$	+

*	In accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee for the securities offered by this prospectus.
+	Estimated expenses are not presently known and will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Sections 23B.08.510 and 23B.08.570 of the Washington Business Corporation Act (the “WBCA”) authorize Washington corporations to indemnify directors and officers under certain circumstances against expenses and liabilities incurred in legal proceedings in which they are involved by reason of being a director or officer, as applicable. Section 23B.08.560 of the WBCA authorizes a corporation by provision in a bylaw approved by its shareholders to indemnify or agree to indemnify a director made a party to a proceeding, or obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations imposed by Sections 23B.08.510 through 23B.08.550 of the WBCA; provided that no such indemnity shall indemnify any director from or on account of (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct of the director finally adjudged to be in violation of Section 23B.08.310 of the WBCA or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property or services to which the director was not legally entitled.

Article 9 of the Articles of Incorporation provides that, to the fullest extent that the WBCA permits the limitation or elimination of directors’ liability, a director shall not be liable to the Registrant or its shareholders for monetary damages as a result of acts or omissions as a director. Article VII of the Bylaws requires the Registrant to indemnify every present or former director or officer to the fullest extent authorized by the WBCA or other applicable law against liabilities and losses incurred in connection with serving as a director or officer, as applicable, and to advance expenses of such director or officer in connection with defending any proceeding covered by the indemnity.

The Registrant maintains directors’ and officers’ liability insurance under which the Registrant’s directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

Item 16. Exhibits.

Set forth below is a list of exhibits included as part of this Registration Statement.

Exhibit No.	Description of Exhibit
1.1**	Form of Underwriting Agreement
4.1	Indenture, dated as of September 15, 2016, by and between Starbucks Corporation and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Starbucks Corporation Registration Statement on Form S-3 (SEC Registration No. 333-213645) filed on September 15, 2016)
4.2	First Supplemental Indenture, dated as of March 17, 2017, by and between Starbucks Corporation and U.S. Bank National Association, as trustee, transfer agent and registrar, and Elavon Financial Services, DAC, UK Branch, as paying agent (incorporated herein by reference to Starbucks Corporation’s Form 8-K (file no. 020322) filed on March 20, 2017)
4.3	Second Supplemental Indenture, dated as of November 22, 2017, by and between Starbucks Corporation and U.S. Bank National Association, as trustee (incorporated herein by reference to Starbucks Corporation’s Form 8-K (file no. 020322) filed on November 22, 2017)
4.4	Third Supplemental Indenture, dated as of February 28, 2018, by and between Starbucks Corporation and U.S. Bank National Association, as trustee (incorporated herein by reference to Starbucks Corporation’s Form 8-K (file no. 020322) filed on February 28, 2018)
4.5	Fourth Supplemental Indenture, dated as of August 10, 2018, by and between Starbucks Corporation and U.S. Bank National Association, as trustee (incorporated herein by reference to Starbucks Corporation’s Form 8-K (file no. 020322) filed on August 10, 2018)
4.6	Fifth Supplemental Indenture, dated as of May 13, 2019, by and between Starbucks Corporation and U.S. Bank National Association, as trustee (incorporated herein by reference to Starbucks Corporation’s Form 8-K (file no. 020322) filed on May 13, 2019)
4.7	Sixth Supplemental Indenture, dated as of March 12, 2020, by and between Starbucks Corporation and U.S. Bank National Association, as trustee (incorporated herein by reference to Starbucks Corporation’s Form 8-K (file no. 020322) filed on March 12, 2020)
4.8	Seventh Supplemental Indenture, dated as of May 7, 2020, by and between Starbucks Corporation and U.S. Bank National Association, as trustee (incorporated herein by reference to Starbucks Corporation’s Form 8-K (file no. 020322) filed on May 7, 2020)
4.9	Eighth Supplemental Indenture, dated as of February 14, 2022, by and between Starbucks Corporation and U.S. Bank National Association, as trustee and successor in interest to U.S. Bank National Association (incorporated herein by reference to Starbucks Corporation’s Form 8-K (file no. 020322) filed on February 14, 2022)
4.10	Ninth Supplemental Indenture, dated as of February 16, 2023, by and between Starbucks Corporation and U.S. Bank National Association, as trustee and successor in interest to U.S. Bank National Association (incorporated herein by reference to Starbucks Corporation’s Form 8-K (file no. 020322) filed on February 16, 2023)
4.11	Tenth Supplemental Indenture, dated as of February 8, 2024, by and between Starbucks Corporation and U.S. Bank National Association, as trustee and successor in interest to U.S. Bank National Association (incorporated herein by reference to Starbucks Corporation’s Form 8-K (file no. 020322) filed on February 8, 2024)
4.12	Eleventh Supplemental Indenture, dated as of May 8, 2025, by and between Starbucks Corporation and U.S. Bank National Association, as trustee and successor in interest to U.S. Bank National Association (incorporated herein by reference to Starbucks Corporation’s Form 8-K (file no. 020322) filed on May 8, 2025)
4.13**	Form of Debt Security
4.14**	Form of Warrant Agreement (together with form of warrant certificate) with respect to each particular series of warrants issued hereunder
4.15**	Form of Articles of Amendment or Certificate of Designation (together with preferred share stock certificate) with respect to any preferred stock issued hereunder
4.16**	Form of Subscription Rights Agreement (together with form of right certificate)
4.17**	Form of Purchase Contract Agreement
4.18**	Form of Unit Agreement (together with form of unit certificate)
5.1*	Opinion of Cleary Gottlieb & Hamilton LLP
5.2*	Opinion of Joshua C. Gaul
23.1*	Consent of Cleary Gottlieb & Hamilton LLP (included in Exhibit 5.1)
23.2*	Consent of Joshua C. Gaul (included in Exhibit 5.1)
23.3*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
24.1*	Power of Attorney (included in the signature page to this Registration Statement)
25.1*	Statement of Eligibility of Trustee on Form T-1
107*	Filing Fee Table

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales of any securities registered hereby are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on August 1, 2025.

STARBUCKS CORPORATION

By:	/s/ Brian R. Niccol
	Name:	Brian R. Niccol
	Title:	chairman and chief executive officer

POWER OF ATTORNEY

Each of the directors and/or officers of Starbucks Corporation whose signature appears below hereby appoints Brian R. Niccol and Cathy R. Smith, and each of them severally as his or her attorney-in-fact to date and file with the Securities and Exchange Commission this registration statement on Form S-3, and to sign, date, and file any and all post-effective amendments to such registration statement, in each case on his or her behalf, in any and all capacities stated below, as appropriate, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, and generally to do all such things on their behalf in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission. This power of attorney may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Brian R. Niccol	chairman and chief executive officer (principal executive officer)	August 1, 2025
Brian R. Niccol

/s/ Cathy R. Smith	executive vice president and chief financial officer	August 1, 2025
Cathy R. Smith	(principal financial officer and principal accounting officer)

/s/ Richard E. Allison, Jr	director	August 1, 2025
Richard E. Allison, Jr

/s/ Andrew Campion	director	August 1, 2025
Andrew Campion

/s/ Beth Ford	director	August 1, 2025
Beth Ford

/s/ Jorgen Vig Knudstorp	director	August 1, 2025
Jorgen Vig Knudstorp

/s/ Marissa Mayer	director	August 1, 2025
Marissa Mayer

/s/ Neal Mohan	director	August 1, 2025
Neal Mohan

/s/ Dambisa F. Moyo	director	August 1, 2025
Dambisa F. Moyo

/s/ Daniel Servitje	director	August 1, 2025
Daniel Servitje

/s/ Mike Sievert	director	August 1, 2025
Mike Sievert

/s/ Wei Zhang	director	August 1, 2025
Wei Zhang